    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1995


                                                       REGISTRATION NO. 33-61757

--------------------------------------------------------------------------------

                   PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          VOICE CONTROL SYSTEMS, INC.
                          ---------------------------
               (Exact name of issuer as specified in its charter)


            DELAWARE                                           75-1707970
            --------                                           ----------
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                          14140 MIDWAY ROAD, SUITE 100
                              DALLAS, TEXAS 75244
                                 (214) 386-0300
                                 --------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           PETER J. FOSTER, PRESIDENT
                          VOICE CONTROL SYSTEMS, INC.
                          14140 MIDWAY ROAD, SUITE 100
                              DALLAS, TEXAS 75244
                                 (214) 386-0300
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement when warranted by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]


The Prospectus contained in this Registration Statement relates also to the Registration Statements on Form S-1 (No. 33-19097), Forms S-2 (No. 2-96517 and No. 33-47692), Forms S-3 (No. 33-4647, No. 33-30478 and No. 33-38368), and Form
S-4 (No. 33-77658) of the Registrant, and is intended to be the combined prospectus referred to in rule 429 under the Securities Act of 1993, as amended. Such Registration Statements on Forms S-1, S-2, S-3 and S-4 are accordingly amended to reflect the information contained herein.

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
  Title of Each Class                            Proposed Maximum       Proposed Maximum
  of Securities to be       Amount to be        Offering Price Per     Aggregate Offering          Amount of
      Registered             Registered                Unit*                 Price*            Registration Fee*
----------------------------------------------------------------------------------------------------------------
 Common Stock $.01
 Par Value                      255,461               $4.375             $ 1,117,642                 $  385.36
----------------------------------------------------------------------------------------------------------------
 Common Stock $.01
 par value underlying
 warrants and options         2,407,436               $4.375             $10,532,533                 $3,631.62
----------------------------------------------------------------------------------------------------------------
 Common Stock $.01
 par value underlying
 convertible debt             1,454,199               $4.375             $ 6,362,121                 $2,193.66
----------------------------------------------------------------------------------------------------------------


 *Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and based on the closing price per share on August 4, 1995.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.

                 PRELIMINARY PROSPECTUS DATED OCTOBER 12, 1995


                          VOICE CONTROL SYSTEMS, INC.

                                4,408,862 SHARES
                                  COMMON STOCK
                                 $.01 PAR VALUE

    This Prospectus relates to the offer and sale from time to time of 4,408,862 shares (the "Shares") of common stock, $0.01 par value, (the "Common Stock") of Voice Control Systems, Inc. (the "Company"). Of these 4,408,862 shares, 291,766 were previously registered in registration statements filed with the Securities and Exchange Commission ("the Commission"). All of the Shares are being offered by those persons (the "Selling Stockholders") who acquired or will acquire the Common Stock from the Company as more fully described herein. See "SELLING STOCKHOLDERS".


    The Shares being offered pursuant to this Prospectus by the Selling Stockholders will represent approximately 54.4% of the total shares of Common Stock (including shares issuable upon exercise of options, warrants and convertible debt). See "Risk Factors--Shares Eligible for Future Resale).


    The Company will not receive any proceeds from sales of Shares by the Selling Stockholders.

    The Selling Stockholders have informed the Company that sales of shares of Common Stock will be made from time to time by or for the accounts of the Selling Stockholders in ordinary transactions to or through one or more brokers or dealers from time to time primarily in transactions (which may include block transactions) on the American Stock Exchange ("AMEX") at the price then prevailing, although sales may also be made in negotiated transactions or otherwise.

    The Shares include 547,227 outstanding shares of Common Stock which were issued to Selling Stockholders by the Company pursuant to private offerings.


    The Shares also include 2,407,436 shares of Common Stock by certain Selling Stockholders, of which 205,448 have been issued upon exercise of options and 2,201,948 which may be issued upon exercise of certain options and warrants granted and sold by the Company. See "SELLING STOCKHOLDERS".



    The Shares also include 1,454,199 shares of Common Stock by certain Selling Stockholders, of which 185,360 shares have been issued upon conversion of certain convertible debt and 1,268,839 shares which may be acquired upon conversion of certain convertible debt. See "SELLING STOCKHOLDERS".


    In May, 1995 the American Stock Exchange ("AMEX") discontinued the Emerging Company Marketplace section where the Company's Common Stock is traded. The Company's Stock will continue to be traded on the American Stock Exchange Emerging Company Marketplace under the symbol VPS.EC. On August 4, 1995, the closing sales price for the Common Stock as quoted on AMEX/ECM was $4.375.

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR A SUMMARY OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS OF THE COMPANY AND BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS"

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is October 12, 1995.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain of the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 75 Park Place, New York, New York 10007; and Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

    The Company's Common Stock is listed on the AMEX under the symbol VPS.EC. Reports and other information concerning the Company can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                     INFORMATION INCORPORATED BY REFERENCE

    There are hereby incorporated by reference in this Prospectus as of their dates of filing, and subject in each case to information contained in subsequently filed material (or herein) to the extent applicable, the following documents heretofore filed by the Company with the Commission pursuant to the 1934 Act:

    1. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995, filed with the Commission on May 10, 1995.


    2. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, filed with the Commission on August 9, 1995.



    3. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, dated March 15, 1995 as filed by the Company pursuant to section 13 or 15(d) of the 1934 Act, and Amendment No. 1 filed on Form 10-KSB/A dated June 28, 1995, filed with the Commission on June 29, 1995.



    4. The Company's Registration Statement on Form S-4, Registration No. 33-77658.



    5.       The Company's Proxy Statement for Annual Meeting of Stockholders.



    6. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 30, 1982.


    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the shares of Common Stock offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    The Company will provide copies of the above listed documents including financial statements and schedules but not including exhibits, at no charge to each Selling Shareholder, upon receipt of a written request of such person addressed to the attention of Investor Relations, at Voice Control Systems, Inc., 14140 Midway Road, Suite 100, Dallas, Texas 75244. Copies of any exhibit to the above documents will be furnished upon the payment of a reasonable fee.

                                    SUMMARY

    The following summary is not intended to be complete and is qualified in its entirety by reference to more detailed information contained elsewhere in this Prospectus or incorporated herein by reference.

THE COMPANY

    Voice Control Systems, Inc. (the "Company") is engaged in research, development and commercialization of technology used to provide speech recognition and speaker verification capabilities in hardware and software products and systems. Use of speech recognition and speaker verification allows individuals to access, operate, secure, and control computerized devices such as electronic telephones, televisions, automotive accessories, computers, and consumer products. The technology also permits users to access, update, or secure electronic information and data by inputting spoken commands and data either directly or via telephone or wireless transmission medium.


    The Company was founded in September 1978 by E.V. Scott and Dr. Brian L. Scott and was organized as a Texas corporation in May, 1980. The Company reincorporated as a Delaware corporation in January, 1981. Effective August 11, 1994 the Company and VCS Industries, Inc. an Illinois corporation, ("Industries") were combined pursuant to an Agreement and Plan of Reorganization whereby Industries was merged into the Company which changed its name to Voice Control Systems, Inc. (the "Merger"). On the effective date of the Merger each share of the Company's Common Stock was subject to a one for four reverse stock split. Each share of Industries common stock was exchanged for .65302 shares of the Company's Common Stock after giving effect to the reverse stock split. All share figures, option and warrant exercise prices in this document have been adjusted to give effect to the one for four reverse stock split. The Merger was accounted for as a reverse acquisition and therefore all financial information (except for stock prices) reported herein for periods prior to the Merger is that of Industries.


    The principal executive offices of the Company are located at 14140 Midway Road, Suite 100, Dallas, Texas 75244, and its telephone number is (214) 386-0300.

                                  THE OFFERING


 Securities Offered by the Selling Stockholders....          4,408,862 shares of Common Stock of the Company.

 Common Stock Outstanding..........................          4,289,626 shares as of October 10, 1995

 Preferred Stock Outstanding.......................          None

 Options and Warrants..............................          2,201,948 shares of Common Stock to be acquired upon
                                                             the exercise of certain warrants may be offered and
                                                             sold hereunder from time to time.

 Convertible Debt..................................          1,268,839 shares of Common Stock to be acquired upon
                                                             the conversion of certain convertible debt may be
                                                             offered and sold hereunder from time to time.

 Use of Proceeds...................................          The Company will not receive any proceeds from the
                                                             sale of Common Stock by the Selling Stockholders.


                                  RISK FACTORS



    In addition to other information contained in this Prospectus, investors should carefully consider the following factors relating to the Company and its business.



    1. History of Losses. The Company has recorded cumulative losses of approximately $8.8 million thru December 31, 1994. This reflects the losses of Industries prior to the Merger and losses incurred after the Merger. In addition, Industries' predecessors incurred losses prior to Industries inception in 1986. The Company realized net income of approximately $373,000 for the six months ending June 30, 1995. However, there can be no assurance that the Company will continue to grow or generate profits. The quarterly earnings recently experienced by the Company are not necessarily indicative of future performance.



    2.  Additional Financing May Be Required.   Additional product development
and product marketing are necessary with respect to the products of the Company. Unless the Company is able to achieve significant revenues, it will not be able to generate sufficient cash flow from operations to meet its ongoing cash requirements. In this case additional debt and/or equity financing will be necessary for the Company to continue its operations. Historically, the Company has been unable to obtain significant cash from institutional lenders; required cash has been obtained through private placement of debt and equity and loans from shareholders. There can be no assurance that the Company will be able to obtain additional financing or that such financing will be available on satisfactory terms.



    3. New Products of Competitors and Technological Changes May Adversely Affect the Company. The speech recognition field and the voice and communications industry in which the Company operates are characterized by rapid technological change. In addition, competition in the field of speech recognition is based largely on technological superiority; the development of new technology by the Company's competitors may render the Company's technology obsolete. Accordingly, the success of the Company will depend upon its ability to enhance its current products continually and to develop and introduce new products which keep pace with technological developments and address the changing needs of the marketplace. Although the Company expects to devote significant resources to research and development activities, there can be no assurance that these activities will result in the successful development of new products or the enhancement of existing products or that the introduction of new products, services or technological developments by others will not have a material adverse effect on the Company's operations.



    4. Competition. Competition in all areas of the Company's business is substantial and is expected to increase. The Company competes with Dragon Systems, IBM, Marconi Speech & Information Systems, Nortel, Lernout & Hauspie Speech Products, Pure Speech, Inc., BBN Hark, Corona, Texas Instruments, AT&T, Motorola, Voice Processing Corporation, Verbex Inc., Speech Systems, Inc., Apple Computer, Toshiba, British Telecom, CSELT, CNET, Telefonica de Espana SA and others. Many of the Company's competitors are substantially larger than the Company, are well established, and have greater financial, technical, marketing, service, and operating resources than the Company. The Company's competitors can be expected to continue to make substantial commitments to research and product development. There can be no assurance that the Company will be able to compete successfully in this industry.



    5. Reliance on Key Personnel; Attraction and Retention of Personnel. The Company's success depends upon the continued contributions of its officers and key personnel, many of whom would be difficult to replace. Although all employees are required to sign nondisclosure agreements, only Peter J. Foster, CEO and President, and Thomas B. Schalk, Chief Technical Officer have signed employment agreements. There has been significant attrition among employees since the Merger. The Company's continued growth depends on its ability to attract and retain skilled employees to replace those who have left and for additional positions, particularly in research and development and sales. There can be no assurance that the Company will be successful in attracting sufficient numbers of qualified personnel.

    6. Development of Markets Required for Successful Performance by the Company. The speech recognition market is a relatively new market. The financial performance of the Company will depend on the future development of this market. The Company's speech recognition products generally will compete with more conventional means of information processing (e.g., handwritten records, data entry by keyboard and touch-tone phone). There can be no assurance that the market for the Company's current or future products will develop or that such products will find general acceptance in the marketplace or that sales of such products will be profitable to the Company.



    7. Reliance on Major Customers. The Company is dependent to a significant extent on sales to certain customers. Dialogic Corporation ("Dialogic") is a leading supplier of components for building, assembling, and programming voice processing systems. InterVoice, Inc. ("InterVoice") and Brite Voice Systems, Inc. ("Brite") are suppliers of voice processing systems. Together these companies accounted for 73.2% and 67.4% of the Company's revenue in 1993 and 1994, respectively. For the six month period ending June 30, 1995, Dialogic accounted for 61% of the Company's revenues. The success of the Company in selling its products to Dialogic, InterVoice and Brite for incorporation in their products for sale to their customers is critical to a strategy which takes advantage of the Company's telephone-based voice recognition capabilities. If Dialogic, InterVoice, or Brite should fail to use the Company as a supplier of voice recognition, the Company's revenue and earnings would be materially negatively affected.



    8. Fluctuations in Quarterly Operating Results. The Company's total revenues may vary significantly from quarter to quarter due to a variety of factors, including the Company's dependence upon a small number of customers, timing of customer orders, and changes in the Company's product and customer mix. The Company typically operates with relatively little backlog and substantially all of its revenues in each quarter result from orders and royalty payments received in that quarter.



    9. Dependence on Other Companies for Assembly and Component Parts. The Company does not manufacture component parts for its products nor does it have any plans to do so. In addition the Company's products have been assembled by independent contractors. Aside from one component which the Company obtains from NEC Electronics, Inc., it is not dependent upon a single supplier for any equipment or component parts. The Company generally does not have long-term contracts with suppliers for the purchase and delivery of component parts or contractors for the assembly of its products. Any interruption of supply in the assembly services to be utilized by the Company or in the supply of key components, for any reason, could result in significant delivery delays thereby adversely affecting the Company's revenues and customer relations.



    10.  Protection of Proprietary Rights Required for Successful Operation of
the Company.   The Company relies on proprietary technology that it closely guards as trade secrets. The Company has applied for and received several application patents pertaining to the use of its technology and plans to continue to attempt to protect the Company's technology through application patents. An application patent provides protection against use by others of a particular type of voice recognition technology for a specified application or use. The issuance of a patent is not conclusive as to its validity or enforceability. Attempts by the Company to enforce or defend its patent or trade secret rights could result in substantial expenditures. Although the Company has no reason to believe that any of its products infringe upon the proprietary rights of third parties, there has been no independent study of other patents or of copyrights which might be infringed by the Company's products.



    The Company has required nondisclosure and confidentiality agreements to be executed by its employees, licensees and all parties for whom they presently provide or contemplate providing engineering or research and development services, and the Company expects to continue this requirement. The Company has implemented a program architecture that they believe is difficult to reverse engineer (i.e., to disassemble the program to analyze and understand how it operates in order to develop an equivalent program). However, there can be no assurance that others will not develop this technology independently or otherwise obtain access to it. The success of the Company will depend on its ability to maintain confidentiality for its technology and upon third parties not developing similar or better technology.

    11. Availability of Net Operating Loss Carryforwards Limited as a Result of the Merger. The Company has cumulative net operating loss carryforwards ("NOLs"). As a result of the Merger an "ownership change" occurred. The effect of such change was to limit the use of the Company's NOLs substantially. Accordingly, investors should not rely on the availability of the NOLs to the Company.



    12. Shares Eligible for Future Resale. Non-affiliate shareholders of the Company own or have a right to purchase an aggregate of 869,214 shares of Common Stock (including 329,806 shares which may be issued upon the exercise of options and warrants) which may be deemed to be "restricted securities" under the Securities Act and which have been held for less than three years. These shares held by non-affiliates will be freely tradeable under this Prospectus.



    As of October 10, 1995, 3,539,648 shares owned or subject to purchase by eight affiliates are covered by this Prospectus (including 3,140,981 shares which may be issued upon the exercise of options, warrants and conversion of debt) and will be eligible for resale without the limitation on the amount of securities sold under Rule 144 of the Securities Act. An additional 514,176 shares held by affiliates are not being sold under this Prospectus but are eligible for resale pursuant to Rule 144 under the Securities Act. Monthly trading volume in August 1995, nearly double that of any prior month in 1995, was 405,300 shares, so any sale in the public market of substantial amounts of the Common Stock offered by this Prospectus may adversely affect the market price of the Common Stock.



    13. No Dividends. Delaware corporate law prohibits a Delaware corporation from paying dividends from sources other than earnings from its current or previous fiscal year or its surplus, as defined by the Delaware General Corporate Law. The Company has never paid a dividend and it is not expected that it will pay a dividend in the foreseeable future.



    14. Anti-Takeover Effect of Certain Charter Provisions. Certain provisions of the Company's Amended Certificate of Incorporation permitting the issuance of preferred stock could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events would be beneficial to the interests of the shareholders. Shares of preferred stock may be issued in the future without further shareholder approval and upon such terms as the board of directors of the Company may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding capital stock. The Company has no present plans to issue any shares of preferred stock and it is not expected that it will have such plans.

                                  THE COMPANY

    The Company is engaged in research, development and commercialization of technology used to provide speech recognition and speaker verification capabilities in hardware and software products and systems. Use of speech recognition and speaker verification allows individuals to access, operate, secure, and control computerized devices such as electronic telephones, televisions, automotive accessories, computers, and consumer products. The technology also permits users to access, update, or secure electronic information and data by inputting spoken commands and data either directly or via telephone or wireless transmission medium. Implementations of the technology are being used in a wide variety of commercial applications such as personal computer keyboard accelerators (a "voice mouse"), automated customer service, directory assistance, order entry, call routing, consumer electronics, personal computers, and cellular and wireless telephones. Furthermore, systems for computer "voiceprint" file security, voice mail access, and automobile accessory controls are being tested for commercial application. The technology is equally well suited for other future applications in products such as computer-telephony integration, home and business telephone systems, and home security systems.

    The Company was founded in September 1978 by E.V. Scott and Dr. Brian L. Scott and was organized as a Texas corporation in May, 1980. The Company reincorporated as a Delaware corporation in January, 1981. Effective August 11, 1994 the Company and VCS Industries, Inc. an Illinois corporation, ("Industries") were combined pursuant to an Agreement and Plan of Reorganization whereby Industries was merged into the Company which changed its name to Voice Control Systems, Inc. (the "Merger"). On the effective date of the Merger each share of the Company's Common Stock was subject to a one for four reverse stock split. Each share of Industries common stock was exchanged for .65302 shares of the Company's Common Stock after giving effect to the reverse stock split. All share figures, option and warrant exercise prices in this document have been adjusted to give effect to the one for four reverse stock split. The Merger was accounted for as a reverse acquisition and therefore all financial information (except for stock prices) reported herein for periods prior to the Merger is that of Industries.

    The Company's principal sources of revenues are from (i) sales of speech recognition hardware and software products to system developers and original equipment manufacturers, (ii) licensing of speech technology to system and product developers, and (iii) providing specialized engineering services, principally to assist in the integration of its technology into its customers' products and systems.

                              SELLING SHAREHOLDERS

    The Company will not receive any proceeds from the sales of Common Stock by the Selling Stockholders. While the Company will receive sums upon any exercise of the warrants by the Selling Stockholders, the Company has no specific plans for their application other than toward general corporate purposes.

    The Shares covered by this Prospectus may be offered by or for the account of the persons who purchased them in the private sales described below. The Shares covered by this Prospectus represent a portion of the Shares sold in the transactions described below which to the best of the Company's knowledge are still owned by the Selling Stockholders. Pursuant to the terms of certain Registration Rights Agreements, Subscription Agreements, and Warrants, certain of the Selling Stockholders were granted registration rights covering certain subsequent offers and sales of the shares of Common Stock which they purchased from the Company.

    This Prospectus covers sales of 291,766 shares of Common Stock held by affiliates and former affiliates of the Company. These shares have been held by the affiliate and/or former affiliates for more than three years and were previously registered in registration statements filed with the Securities and Exchange Commission.

    This Prospectus covers sales of 18,928 shares of Common Stock of the Company reserved for issuance as compensation for service, to certain officers and directors of the Company upon the exercise of warrants issued and sold to them in August 1990 (4,464), December 1990 (4,464) October 1991 (7,500), and
March 1992 (2,500). These warrants expire by their terms on August 16, 1995, December 6, 1995, October 21, 1996 and March 19, 1997, respectively. Each warrant was sold by the Company at a purchase price of $0.28 per share of Common Stock underlying each warrant. The exercise price under each warrant is $7.00 per share of Common Stock.

    This Prospectus covers sales of 15,000 shares of Common Stock of the Company reserved for issuance to certain outside directors of the Company upon exercise of warrants issued in February 1993. These warrants expire by their terms on February 1998. The exercise price under each warrant is $7.76 per share of Common Stock.

    This Prospectus also covers sales of 17,500 shares of Common Stock of the Company reserved for issuance to certain directors of the Company upon exercise of warrants issued in July 1993. These warrants expire by their terms in July 1998. The exercise price under each warrant is $8.00 per share of Common Stock.

    This Prospectus also covers sales of 135,000 shares of Common Stock reserved for issuance to certain officers of the Company upon exercise of warrants issued on February 1, 1994. These warrants expire by their terms in February 1, 2004. The exercise price under each warrant is $5.00 per share of Common Stock. In connection with the issuance of these warrants, 313,124 shares of Common Stock of the Company reserved for issuance to certain officers of the Company upon exercise of options previously issued were canceled in order to extend the exercise period for certain officers of the Company.

    This Prospectus also covers sales of 25,000 shares of Common Stock reserved for issuance to a certain officer of the Company, in recognition of his service to the Company simultaneous with his resigning as Chief Executive Officer of the Company, upon exercise of warrants issued from October 1991 to July 1993. These warrants expire from October 1996 to July 1998. On May 31, 1994 the Company's Board agreed to adjust the exercise price of these warrants with original exercise prices ranging from $7.00 to $13.00 per share to $4.00 per share.

    This Prospectus also covers sales of 225,000 shares of Common Stock issued and sold in privately negotiated transactions in March, 1994, to certain of the Selling Stockholders for a purchase price of $5.00 per share.

    This Prospectus also covers sales of 30,461 shares of Common Stock issued and sold in privately negotiated transactions in March, 1994, to certain of the Selling Stockholders for a purchase price of $4.00 per share.


    This Prospectus also covers sales of 10,000 shares of Common Stock reserved for issuance to a consultant upon exercise of options issued in December 1994. These options expire by their terms in December 2004. The exercise price under each option is $3.00 per share.


    This Prospectus also covers sales of 120,000 shares of Common Stock reserved for issuance to outside Directors of the Company upon exercise of warrants issued in October 1994. These warrants expire by their terms in October 1999. The exercise price under each warrant is $3.375 per share.

    This Prospectus also covers sales of 13,306 shares of Common Stock of the Company reserved for issuance to certain employees of the Company upon the exercise of options originally issued to them by Industries in May 1992 and assumed by the Company in the Merger. These options expire by their terms in May 2002. The exercise price under each option is $1.15 per share.

    This Prospectus also covers sales of 91,663 shares of Common Stock of the Company reserved for issuance to certain Officers of the Company upon the exercise of options originally issued to them by Industries in May 1992 and assumed by the Company in the Merger. These options expire by their terms in May 2002. The exercise price under each option is $1.15 per share.

    This Prospectus also covers sales of 98,537 shares of Common Stock of the Company reserved for issuance to certain employees of the Company upon the exercise of options originally issued to them by Industries in 1992 and 1993 and assumed by the Company in the Merger. These options expire by their terms in 2002 and 2003. The exercise price under each option is $1.53 per share.

    This Prospectus also covers sales of 221,405 shares of Common Stock of the Company reserved for issuance to certain Officers of the Company upon the exercise of options originally issued to them by Industries in 1992 and 1993 and assumed by the Company in the Merger. These options expire by their terms in 2002 and 2003. The exercise price under each option is $1.53 per share.

    This Prospectus also covers sales of 914,231 shares of Common Stock of the Company reserved for issuance to a major customer and holder of convertible debt of the Company upon the exercise of incentive options originally issued to him by Industries and assumed by the Company in the Merger. These options expire by their terms in December 1998. The exercise price under each option is $.6125 per share.


    This Prospectus also covers sales of 1,403,566 shares of Common Stock of the Company reserved for issuance to a major customer of the Company upon the conversion of certain convertible debt and accrued but unpaid interest originally issued by Industries and assumed by the Company in the Merger of which 134,727 shares have been issued. The conversion rate is $.9188 per share.


    This Prospectus also covers sales of 50,633 shares of Common Stock of the Company issued to an Officer and Director of the Company upon the conversion of convertible debt originally issued to him by Industries and assumed by the Company in the Merger. The conversion rate was $3.95 per share.


    This Prospectus also covers sales of 726,866 shares of Common Stock of the Company reserved for issuance to certain consultants and employees upon the exercise of options, originally issued to them by Industries, from August 1990 to August 1994 and assumed by the Company in the Merger of which 205,488 shares have been issued. These options expire by their terms from August 1995 to August 2004. The exercise price under each option ranges from $1.15 to $2.70 per share.


    Unless the context otherwise requires, when used herein the term "Selling Stockholders" shall be deemed to include the warrant holders, option holders, convertible debt holders.

    Generally, all costs, expenses and fees incurred in connection with the registration of the Shares offered hereby will be borne by the Company. However, the Selling Stockholders will bear all brokerage commissions and discounts and other costs and expenses attributable to the sale of Shares offered hereby.

                              PLAN OF DISTRIBUTION

    The Company has been advised the Shares may be sold from time to time by the Selling Stockholders or by certain pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resales by such broker or dealer for its account; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to sale.

    Any brokers or dealers that participate with the Selling Stockholders in offers and sales of the Common Stock covered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions or discounts received by such brokers or dealers and any profit on the resale of the Common Stock covered hereby by such brokers or dealers might be deemed to be underwriting discounts and commissions under the Act.

    In addition, any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Company has advised the Selling Shareholders that during such time as they may be engaged in a distribution of Common Stock included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act and, in connection therewith, that they may not engage in any stabilization activity, except as permitted under the Exchange Act, are required to furnish each broker dealer through which Common Stock included herein may be offered with copies of this Prospectus and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

    Rule 10b-6 under the Exchange Act prohibits, with certain exemptions, participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

    This offering will terminate on the date on which all shares offered hereby have been sold by the Selling Shareholders.


    The following table sets forth certain information as of October 10, 1995 regarding the number of shares of Common Stock beneficially owned by the Selling Stockholders which may be offered and sold pursuant to this Prospectus. To the best of the Company's knowledge, none of the Selling Stockholders beneficially own any shares or warrants for the purchase of shares of the Company's Common Stock other than as set forth below, nor have any of the Selling Shareholders had a "material relationship" with the Company or its affiliates within the past three years, except as set forth below or elsewhere in this Prospectus.

                         Table of Selling Stockholders

                                                                     Number of          Number of
                                                                   Shares Issuable   Shares Issuable
                                                                    Upon Exercise         Upon            Common Stock Ownership
                                                      Common        of Options and     Conversion        Assuming Exercise of All
                             Material                 Stock          Warrants            of Debt         Options and Warrants (1)
                           Relationship             -----------------------------------------------    --------------------------
                            Within the              Number of         Number             Number        Number of      Percent
        Name of             Last Three                Shares            of                 of            Shares         of
  Selling Stockholder      Years, If Any              Owned           Shares             Shares          Owned         Class
  -------------------      -------------            -----------------------------------------------    --------------------------
Peter J. Foster        President, CEO         (3)       182,776         362,689                   0      545,465           11.72%
Kim S. Terry           VP, Controller,                        0          40,303                           40,303            0.93%
                       Corporate Secretary
Thomas B. Schalk       Chief Technical                   10,883         102,557                          113,440            2.58%
                       Officer
John B. Torkelsen      Director               (4)       163,971          40,357                          204,328            4.72%
John Lucas-Tooth       Director                          12,589          51,517                           64,106            1.48%
Melvyn J. Goodman      Director                         125,493         119,427                          244,920            5.55%
Neal J. Robinson       Director                         209,244         241,060                          450,304            9.94%
E. Ray Cotten          Former President &                 1,178          57,500                           58,678            1.35%
                       COO Former Director
Brian L. Scott         Former Vice            (5)           742          43,750                           44,492            1.03%
                       Chairman, Former
                       Exec. Vice Pres.
Melanie Watson         Former Corp.                         357          12,500                           12,857            0.30%
                       Secretary,
                       Former Controller
Marvin Preston IV      Former Chairman, CEO   (6)        12,825          28,750                           41,575            0.96%
Henry Carr             Former VP                              0           3,750                            3,750            0.09%
                       Engineering
Edmund F. Tagg         Former VP                              0           4,897                            4,897            0.11%
                       Engineering
Seymour Joffe          Former Director                    5,214           7,768                           12,982            0.30%
Ralph Hulbert          Former Director                    4,776          21,071                           25,847            0.60%
Frederick Brodsky                                             0           1,786                            1,786            0.04%
David M. Jacobs                                               0           1,786                            1,786            0.04%
Dialogic Corporation   Affiliate              (7)       207,887         914,231           1,268,839    2,390,957           36.94%
Philgood Investments                                    188,798               0                          188,798            4.40%


                                       Ownership After Sale,
                                        Assuming Owners Were
                           Amount     to Elect to Sell All Such
                         Offered(2)     Shares Offered Hereby (1)
                         ----------   ---------------------------
                         Number of       Number of     Percent
        Name of            Shares         Shares       of Class
  Selling Stockholder     Offered          Owned      if ) 1.0%
  -------------------    ----------   ---------------------------
Peter J. Foster            413,322           132,143       3.10%
Kim S. Terry                40,303                 0        -

Thomas B. Schalk           102,557            10,883        -

John B. Torkelsen          182,857            21,471        -
John Lucas-Tooth            59,017             5,089        -
Melvyn J. Goodman          119,427           125,493       3.12%
Neal J. Robinson           304,367           145,937       3.47%
E. Ray Cotten               57,500             1,178        -

Brian L. Scott              43,750               742        -


Melanie Watson              12,500               357        -


Marvin Preston IV           40,750               825        -
Henry Carr                   3,750                 0        -

Edmund F. Tagg               4,897                 0        -

Seymour Joffe               12,982                 0        -
Ralph Hulbert               25,847                 0        -
Frederick Brodsky            1,786                 0        -
David M. Jacobs              1,786                 0        -
Dialogic Corporation     2,317,797            73,160       1.52%
Philgood Investments        63,306           125,492       3.17%


                                                                     Number of          Number of
                                                                   Shares Issuable   Shares Issuable
                                                                    Upon Exercise         Upon            Common Stock Ownership
                                                      Common        of Options and     Conversion        Assuming Exercise of All
                             Material                 Stock          Warrants            of Debt         Options and Warrants (1)
                           Relationship             -----------------------------------------------    --------------------------
                            Within the              Number of         Number             Number        Number of      Percent
        Name of             Last Three                Shares            of                 of            Shares         of
  Selling Stockholder      Years, If Any              Owned           Shares             Shares          Owned         Class
  -------------------      -------------            -----------------------------------------------    --------------------------
Richer Investments                                      188,799               0                          188,799            4.40%
William G. Milne                                              0           4,897                            4,897            0.11%
G. Ray Miller                                            11,325               0                           11,325            0.26%
Don Crosbie                                                   0          10,000                           10,000            0.23%
Kathleen M. Swigger                                           0             893                              893            0.02%
Industrial             Former Affiliate       (8)       230,036               0                          230,036            5.36%
Investments
Princeton Venture      Affiliate              (9)        49,598               0                           49,598            1.16%
Research
AUS PER #1             Former Affiliate      (10)        32,604               0                           32,604            0.76%
William Lerach                                           25,000               0                           25,000            0.58%
Dennis Mensch                                             4,250               0                            4,250            0.10%
Merrill Davidoff                                          5,000               0                            5,000            0.12%
Wyatt Carr                                                2,000               0                            2,000            0.05%
Raymond Strain                                            1,000               0                            1,000            0.02%
Annette Price                                            10,000               0                           10,000            0.23%
Arnold Popper                                             2,000               0                            2,000            0.05%
Harold Siebert                                            2,000               0                            2,000            0.05%
Seymour Babes                                             1,750               0                            1,750            0.04%
A. Starke Taylor, Jr.                                   132,094          22,856                          154,950            3.59%
Tor H Dybfest                                             1,250               0                            1,250            0.03%
G. Hulbert                                                2,500               0                            2,500            0.06%


                                       Ownership After Sale,
                                        Assuming Owners Were
                           Amount     to Elect to Sell All Such
                         Offered(2)     Shares Offered Hereby (1)
                         ----------   ---------------------------
                         Number of       Number of     Percent
        Name of            Shares         Shares       of Class
  Selling Stockholder     Offered          Owned      if ) 1.0%
  -------------------    ----------   ---------------------------
Richer Investments          63,307           125,492       3.17%
William G. Milne             4,897                 0        -
G. Ray Miller               11,325                 0        -
Don Crosbie                 10,000                 0        -
Kathleen M. Swigger            893                 0        -
Industrial                 230,036                 0        -
Investments
Princeton Venture           49,598                 0        -
Research
AUS PER #1                  32,604                 0        -
William Lerach              25,000                 0        -
Dennis Mensch                4,250                 0        -
Merrill Davidoff             5,000                 0        -
Wyatt Carr                   2,000                 0        -
Raymond Strain               1,000                 0        -
Annette Price               10,000                 0        -
Arnold Popper                2,000                 0        -
Harold Siebert               2,000                 0        -
Seymour Babes                1,750                 0        -
A. Starke Taylor, Jr.       26,606           128,344       3.27%
Tor H Dybfest                1,250                 0        -
G. Hulbert                   2,500                 0        -


                                                                     Number of          Number of
                                                                   Shares Issuable   Shares Issuable
                                                                    Upon Exercise         Upon            Common Stock Ownership
                                                      Common        of Options and     Conversion        Assuming Exercise of All
                             Material                 Stock          Warrants            of Debt         Options and Warrants (1)
                           Relationship             -----------------------------------------------    --------------------------
                            Within the              Number of         Number             Number        Number of      Percent
        Name of             Last Three                Shares            of                 of            Shares         of
  Selling Stockholder      Years, If Any              Owned           Shares             Shares          Owned         Class
  -------------------      -------------            -----------------------------------------------    --------------------------
Fred Feifer                                              2,500               0                            2,500            0.06%
Frank Sharp                                 (11)             0          34,265                           34,265            0.79%
Larry Morse                                 (11)             0          22,074                           22,074            0.51%
Beverly Milne                               (11)             0           6,530                            6,530            0.15%
Alan Hunt                                   (11)             0           4,898                            4,898            0.11%
Doyle Finley                                (11)             0           3,918                            3,918            0.09%
Fadi Kaake                                  (11)             0          20,896                           20,896            0.48%
Robert White                                (11)             0          13,060                           13,060            0.30%
Bern Bareis                                 (11)        21,581           1,961                           23,542            0.55%
                                                     1,852,020       2,201,947           1,268,839    5,322,806



                                       Ownership After Sale,
                                        Assuming Owners Were
                           Amount     to Elect to Sell All Such
                         Offered(2)     Shares Offered Hereby (1)
                         ----------   ---------------------------
                         Number of       Number of     Percent
        Name of            Shares         Shares       of Class
  Selling Stockholder     Offered          Owned      if ) 1.0%
  -------------------    ----------   ---------------------------
Fred Feifer                 2,500                 0        -
Frank Sharp                34,265                 0        -
Larry Morse                22,074                 0        -
Beverly Milne               6,530                 0        -
Alan Hunt                   4,898                 0        -
Doyle Finley                3,918                 0        -
Fadi Kaake                 20,896                 0        -
Robert White               13,060                 0        -
Bern Bareis                 6,204            17,338        -
                        4,408,862           913,944

(1) Shares issuable upon exercise of warrants include all anti-dilutive adjustments made as a result of the 1986, 1987, 1989, and 1994 private offerings and the 1988 Stockholder Rights Offering.


(2) The percent of class owned was calculated by taking the number of shares owned by the individual, plus the number of shares that would be owned by the individual assuming he elected to convert all of its debt and exercise all of his options and warrants, and dividing by the shares of Common Stock outstanding as of October 10, 1995 plus the number of shares that would be outstanding assuming the individual stockholder elected to exercise all of his options and warrants.


(3) Includes 23,307 shares held by Mr. Foster's wife, as to which beneficial ownership is disclaimed and 19,590 shares held in trust for Mr. Foster's minor children.


(4) Mr. Torkelsen is President and sole stockholder of PVR. Of these shares, 8,928 are held of record by Sigler & Co. Includes 25,000 shares held by Mr. Torkelsen's wife, as to which beneficial ownership is disclaimed.


(5) Includes 707 shares owned by Dr. Scott as custodian for his minor children.


(6) Includes 500 shares held by Mr. Preston's wife, as to which beneficial ownership is disclaimed and 12,000 shares held in the name of New Markets.


(7)    Dialogic is an affiliate and major customer of the Company.

(8) Includes 8,571 shares held in the name of Bank Kuwait Nominees and 22,857 shares held in the name of The United Bank of Kuwait.

(9)    PVR is an affiliate of John B. Torkelsen.  See footnote (4) above.

(10) Frederick Brodsky and AUS-PER # 1, Inc. have together reported their stock ownership in the Company on the same Schedule 13D filed with the Securities and Exchange Commission; however, each has expressly disclaimed beneficial ownership of any Company stock owned by the other.

(11) Options for purchase of the Common Stock of the Company are exercisable from date of grant for a period of ten years, at an exercise price ranging from $1.15 to $1.53 per share. On August 4, 1995, the closing prices of the Common Stock, as quoted on AMEX, was $ 4.375.

EXPERTS

    The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, L.L.P., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


LEGAL MATTERS

    Certain legal matters in connection with the legality of the Shares offered hereby have been passed on for the Company by Dickinson, Wright, Moon, Van Dusen & Freeman.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses of issuance and distribution of the securities are estimated to be:


    Securities and Exchange Commission Registration Fee.......................           $  6,210.64
    Legal and Accounting Fees.................................................           $ 28,500.00
    Miscellaneous.............................................................           $    500.00
                                                                                         -----------
    Total.....................................................................           $ 35,210.64
                                                                                         ===========


ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article VI of the Company's Bylaws expressly directs the Company to indemnify any director, officer, employee, or agent of the Company or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) to which such person is a party by virtue of such status if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not create a presumption that such person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

    Article VI also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Company unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Company.

    The Bylaws further provide that any indemnification shall be made only upon a determination that such indemnification is proper under the standards described above. Such determination shall be made (i) by a majority vote of a quorum of the VCS Board, or (ii) if such quorum is not obtainable, by a quorum of disinterested directors, or (iii) by independent legal counsel or (iv) by the shareholders. If successful, in whole or in part, on the merits of any action, a person shall be indemnified for expenses actually and reasonably incurred.

    Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company, at any time or from time to time in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Article VI of the Bylaws. The indemnification and advancement of expenses provided by or granted pursuant to
Article VI shall not be deemed exclusive of any other rights to which those indemnified or those seeking advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

    An Amendment to the Certificate of Incorporation of the Company eliminating personal liability of directors to the fullest extent permitted by Delaware law was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on December 10, 1987.

ITEM 16 - EXHIBITS

NUMBER               DESCRIPTION OF EXHIBIT
------               ----------------------

2.1 Agreement and Plan of Reorganization between Scott Instruments Corporation and VCS Industries, Inc. dated April 11, 1994, as amended (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 2.1 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and amendment thereto filed on June 1, 1994, as Exhibit 2.1a to the Company's Amendment No. 1 to the Registration Statement on Form S-4 dated June 1, 1994, Registration No. 33-77658, and amendment thereto filed on July 12, 1994, as Exhibit 2.1b to the Company's Amendment No. 2 to the Registration Statement on Form S-4 dated July 12, 1994, Registration No. 33-77658, and incorporated by reference herein).

3.1 Certificate of Incorporation of the Company, as amended (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as
                     Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendments thereto filed July 8, 1993 as Exhibit 4.3 to Form S-8 Registration Statement of Scott, as further amended by the Certificate of Merger between Scott Instruments and VCS Industries, Inc., dated August 9, 1994 filed on March 23, 1995, as Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by reference herein).

3.2 By-Laws of the Company (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendment thereto filed on March 23, 1995, as
                     Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

4.1 Specimen certificate representing shares of the Company's Common Stock, $0.01 par value.

4.2 Promissory Note dated September 20, 1991 in the principal amount of $1,161,798.90 executed by the Company and payable to Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.27 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

4.3 Loan and Security Agreement dated September 20, 1991 by and between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.28 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

4.4 Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.35 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

5.1                  Opinion of Counsel.

10.1 1992 Stock Option Plan of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as
                     Exhibit 10.25 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 and incorporated by reference herein).

10.2 1992 Stock Option Agreement of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as
                     Exhibit 10.26 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 and incorporated by reference herein).

10.3 Industries 1986 Incentive Stock Plan (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.37 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.4 Form of 1986 Incentive Stock Option Agreement of Industries, (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.38 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.5 Form of Stock Option Agreement between Industries and various non-employee option holders (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.39 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.6 Form of Warrant Agreement between the Company and various directors, officers and affiliates (filed with the Securities and Exchange Commission on March 31, 1994 as
                     Exhibit 10.18 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.7* Stock Option Agreement dated September 20, 1991 executed by the Company in favor of Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.29 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.8 Form of Convertible Note between Industries and various note holders with form of agreement regarding conversion price adjustment (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.40 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.9 Form of Convertible Note between the Company and an officer (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.10 Form of subscription agreement for the private offering of the Company's Common Stock in March and June 1994 (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.43 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.11 Employment agreement dated June 18, 1993 between the Company and Peter J. Foster (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.15 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.12 Employment agreement dated June 18, 1993 between the Company and Thomas B. Schalk (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.16 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.19 Separation agreement dated July 12, 1994 between the Company and E. Ray Cotten (filed with the Securities and Exchange Commission on July 12, 1994 as Exhibit 10.17 to the Company's Amendment No. 2 to the Registration Statement on Form S-4 dated July 12, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.21*               License Agreement between the Company and InterVoice, Inc.
                     dated August 31, 1994 (filed with the Securities and Exchange Commission on November 10, 1994 as Exhibit 10.2 to Form 10-QSB for the quarter ended September 30, 1994, and incorporated by reference herein).

10.22* License Agreement dated June 8, 1990 by and between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.30 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.23* Amendment to License Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.31 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.24* Amendment No. 2 to the Licensee Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.32 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.25* Support Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.33 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.26* Addendum No. 1 to the Support Agreement dated January 31, 1993 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.34 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.27* Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.35 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.28* VR/xx-PEB letter agreement dated January 31, 1992 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as

                     Exhibit 10.36 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.29* Software Agreement between the Company and Brite Voice Systems (filed with the Securities and Exchange Commission on June 29, 1995 as Exhibit 10.29 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.30 Office Lease Agreement between the Company and Laborers National Pension Fund dated July 17, 1986 (filed with the Securities and Exchange Commission on March 23, 1995, as
                     Exhibit 10.30 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.31 Amendment to Office Lease Agreement between the Company and Laborers National Pension Fund dated March 25, 1994 (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.31 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

16.1 Letter regarding Change in Certifying Independent Accountant (filed with the Securities and Exchange Commission on September 13, 1994 as Exhibit 16.1 to Form 8-K/A, and incorporated by reference herein).

23.1**               Consent of BDO Seidman, L.L.P., Independent Auditors.

23.2                 Consent of Counsel, included in Exhibit 5.1.


* Confidential treatment has been requested for a portion of this exhibit.

**                   Filed herewith.

ITEM 17 - UNDERTAKINGS

         The undersigned registrant hereby undertakes as follows:

         (1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 10, 1995.


                              VOICE CONTROL SYSTEMS, INC.


                              By:      /s/ Peter J. Foster
                                       --------------------------------------
                                       Peter J. Foster,
                                       President and Chief Executive Officer




                               POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim S. Terry, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature                                                                    Date
---------                                                                    ----
/s/ John B. Torkelsen                                                        October 10, 1995
-----------------------------------------------------------
John B. Torkelsen
Chairman and Director

/s/ Peter J. Foster                                                          October 10, 1995
-----------------------------------------------------------
Peter J. Foster,
President, Chief Executive Officer and Director

/s/ Kim S. Terry                                                             October 10, 1995
-----------------------------------------------------------
Kim S. Terry
Vice President, Controller and Corporate Secretary
(Principal Financial and Accounting Officer)

/s/ Melvyn J. Goodman                                                        October 10, 1995
-----------------------------------------------------------
Melvyn J. Goodman
Director

                                                                             October 10, 1995
John Lucas-Tooth
-----------------------------------------------------------
Director

/s/ Neal J. Robinson                                                         October 10, 1995
-----------------------------------------------------------
Neal J. Robinson
Director


                              INDEX TO EXHIBITS


NUMBER               DESCRIPTION OF EXHIBIT
------               ----------------------

2.1 Agreement and Plan of Reorganization between Scott Instruments Corporation and VCS Industries, Inc. dated April 11, 1994, as amended (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 2.1 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and amendment thereto filed on June 1, 1994, as Exhibit 2.1a to the Company's Amendment No. 1 to the Registration Statement on Form S-4 dated June 1, 1994, Registration No. 33-77658, and amendment thereto filed on July 12, 1994, as Exhibit 2.1b to the Company's Amendment No. 2 to the Registration Statement on Form S-4 dated July 12, 1994, Registration No. 33-77658, and incorporated by reference herein).

3.1 Certificate of Incorporation of the Company, as amended (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as
                     Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendments thereto filed July 8, 1993 as Exhibit 4.3 to Form S-8 Registration Statement of Scott, as further amended by the Certificate of Merger between Scott Instruments and VCS Industries, Inc., dated August 9, 1994 filed on March 23, 1995, as Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by reference herein).

3.2 By-Laws of the Company (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendment thereto filed on March 23, 1995, as
                     Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

4.1 Specimen certificate representing shares of the Company's Common Stock, $0.01 par value.

4.2 Promissory Note dated September 20, 1991 in the principal amount of $1,161,798.90 executed by the Company and payable to Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.27 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

4.3 Loan and Security Agreement dated September 20, 1991 by and between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.28 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

4.4 Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.35 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

5.1                  Opinion of Counsel.

10.1 1992 Stock Option Plan of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as
                     Exhibit 10.25 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 and incorporated by reference herein).

10.2 1992 Stock Option Agreement of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as
                     Exhibit 10.26 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 and incorporated by reference herein).

10.3 Industries 1986 Incentive Stock Plan (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.37 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.4 Form of 1986 Incentive Stock Option Agreement of Industries, (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.38 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.5 Form of Stock Option Agreement between Industries and various non-employee option holders (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.39 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.6 Form of Warrant Agreement between the Company and various directors, officers and affiliates (filed with the Securities and Exchange Commission on March 31, 1994 as
                     Exhibit 10.18 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.7* Stock Option Agreement dated September 20, 1991 executed by the Company in favor of Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.29 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.8 Form of Convertible Note between Industries and various note holders with form of agreement regarding conversion price adjustment (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.40 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.9 Form of Convertible Note between the Company and an officer (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.10 Form of subscription agreement for the private offering of the Company's Common Stock in March and June 1994 (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.43 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.11 Employment agreement dated June 18, 1993 between the Company and Peter J. Foster (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.15 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.12 Employment agreement dated June 18, 1993 between the Company and Thomas B. Schalk (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.16 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.19 Separation agreement dated July 12, 1994 between the Company and E. Ray Cotten (filed with the Securities and Exchange Commission on July 12, 1994 as Exhibit 10.17 to the Company's Amendment No. 2 to the Registration Statement on Form S-4 dated July 12, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.21*               License Agreement between the Company and InterVoice, Inc.
                     dated August 31, 1994 (filed with the Securities and Exchange Commission on November 10, 1994 as Exhibit 10.2 to Form 10-QSB for the quarter ended September 30, 1994, and incorporated by reference herein).

10.22* License Agreement dated June 8, 1990 by and between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.30 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.23* Amendment to License Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.31 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.24* Amendment No. 2 to the Licensee Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.32 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.25* Support Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.33 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.26* Addendum No. 1 to the Support Agreement dated January 31, 1993 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.34 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.27* Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as
                     Exhibit 10.35 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.28* VR/xx-PEB letter agreement dated January 31, 1992 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as

                     Exhibit 10.36 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.29* Software Agreement between the Company and Brite Voice Systems (filed with the Securities and Exchange Commission on June 29, 1995 as Exhibit 10.29 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.30 Office Lease Agreement between the Company and Laborers National Pension Fund dated July 17, 1986 (filed with the Securities and Exchange Commission on March 23, 1995, as
                     Exhibit 10.30 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.31 Amendment to Office Lease Agreement between the Company and Laborers National Pension Fund dated March 25, 1994 (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.31 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

16.1 Letter regarding Change in Certifying Independent Accountant (filed with the Securities and Exchange Commission on September 13, 1994 as Exhibit 16.1 to Form 8-K/A, and incorporated by reference herein).

23.1**               Consent of BDO Seidman, L.L.P., Independent Auditors.

23.2                 Consent of Counsel, included in Exhibit 5.1.


* Confidential treatment has been requested for a portion of this exhibit.

**                   Filed herewith.